Exhibit 10.2

FORM OF

RATE STABILIZATION PROPERTY SERVICING AGREEMENT

by and between

RSB BONDCO LLC,

Issuer

and

BALTIMORE GAS AND ELECTRIC COMPANY,

Servicer

Dated as of ______ __, 2007

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ARTICLE VI THE SERVICER

SECTION 6.01.	Representations and Warranties of Servicer	16
SECTION 6.02.	Indemnities of Servicer; Release of Claims	26
SECTION 6.03.	Binding Effect of Servicing Obligations	18
SECTION 6.04.	Limitation on Liability of Servicer and Others.	19
SECTION 6.05.	BGE Not to Resign as Servicer	20
SECTION 6.06.	Servicing Compensation	20
SECTION 6.07.	Compliance with Applicable Law.	21
SECTION 6.08.	Access to Certain Records and Information Regarding Rate Stabilization Property	21
SECTION 6.09.	Appointments	22
SECTION 6.10.	No Servicer Advances.	22
SECTION 6.11.	Remittances	22
SECTION 6.12.	Maintenance of Operations	23

ARTICLE VII DEFAULT

SECTION 7.01.	Servicer Default	23
SECTION 7.02.	Appointment of Successor	25
SECTION 7.03.	Waiver of Past Defaults	26
SECTION 7.04.	Notice of Servicer Default	26
SECTION 7.05.	Cooperation with Successor	26

ARTICLE VIII MISCELLANEOUS PROVISIONS

SECTION 8.01.	Amendment.	28
SECTION 8.02.	Maintenance of Accounts and Records..	29
SECTION 8.03.	Notices	29
SECTION 8.04.	Assignment.	30
SECTION 8.05.	Limitations on Rights of Others..	30
SECTION 8.06.	Severability	30
SECTION 8.07.	Separate Counterparts.	30
SECTION 8.08.	Headings.	30
SECTION 8.09.	GOVERNING LAW	30
SECTION 8.10.	Assignment to Indenture Trustee	31
SECTION 8.11.	Nonpetition Covenants	31
SECTION 8.12.	Limitation of Liability.	31

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EXHIBITS AND SCHEDULES

Exhibit A       Form of Monthly Servicer’s Certificate
Exhibit B        Form of Certificate of Compliance
Exhibit C        Form of Servicer Certificate
Schedule 4.01(a)   Expected Amortization Schedule

ANNEXES

Annex I  Servicing Procedures

iii

This RATE STABILIZATION PROPERTY SERVICING AGREEMENT (this “Agreement”), dated as of ______ __, 2007, is between RSB BONDCO LLC, a Delaware limited liability company, as issuer (the “Issuer”), and BALTIMORE GAS AND ELECTRIC COMPANY (“BGE”), a Maryland corporation, as servicer (the “Servicer”).

RECITALS

WHEREAS, pursuant to the Rate Stabilization Law and the Initial Qualified Rate Order, BGE, in its capacity as seller (the “Seller”), and the Issuer are concurrently entering into the Sale Agreement pursuant to which (i) the Seller is selling and the Issuer is purchasing Initial Rate Stabilization Property created pursuant to the Rate Stabilization Law and the Initial Qualified Rate Order, and (ii) the Seller may sell Subsequent Rate Stabilization Property to the Issuer;

WHEREAS, in connection with its ownership of the Rate Stabilization Property, and in order to collect the associated Qualified Rate Stabilization Charges, the Issuer desires to engage the Servicer to carry out the functions described herein (such functions or similar functions currently performed by the Servicer for itself with respect to its own charges to its residential electric customers) and the Servicer desires to be so engaged;

WHEREAS, the Issuer desires to engage the Servicer to act on its behalf in submitting True-Up Adjustments to the PSC and the Servicer desires to be so engaged;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.01. Definitions.

(a)    Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in that certain Indenture (including Appendix A thereto) dated as of the date hereof between the Issuer and __________, a _________ banking corporation, in its capacity as the indenture trustee (the “Indenture Trustee”) and in its separate capacity as a securities intermediary (the “Securities Intermediary”), as the same may be amended, restated, supplemented or otherwise modified from time to time.

(b)    All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c)    The words “hereof,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule, Exhibit, Annex and Attachment references contained in this Agreement are references to Sections, Schedules, Exhibits, Annexes and Attachments in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(d)    The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(e)    Non-capitalized terms used herein which are defined in the Utilities Code shall, as the context requires, have the meanings assigned to such terms in the Utilities Code, but without giving effect to amendments to the Utilities Code after the date hereof which have a material adverse effect on the Issuer or the Holders.

ARTICLE II
APPOINTMENT AND AUTHORIZATION

SECTION 2.01.    Appointment of Servicer; Acceptance of Appointment. The Issuer hereby appoints the Servicer, and the Servicer hereby accepts such appointment, to perform the Servicer’s obligations pursuant to this Agreement on behalf of and for the benefit of the Issuer or any assignee thereof in accordance with the terms of this Agreement and applicable Requirements of Law. This appointment and the Servicer’s acceptance thereof may not be revoked except in accordance with the express terms of this Agreement.

SECTION 2.02.    Authorization. With respect to all or any portion of the Rate Stabilization Property, the Servicer shall be, and hereby is, authorized and empowered by the Issuer to (a) execute and deliver, on behalf of itself and/or the Issuer, as the case may be, any and all instruments, documents or notices, and (b) on behalf of itself and/or the Issuer, as the case may be, make any filing and participate in proceedings of any kind with any Governmental Authority, including with the PSC. The Issuer shall execute and deliver to the Servicer such documents as have been prepared by the Servicer for execution by the Issuer and shall furnish the Servicer with such other documents as may be in the Issuer’s possession, in each case as the Servicer may determine to be necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder. Upon the Servicer’s written request, the Issuer shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its duties hereunder.

SECTION 2.03.    Dominion and Control Over the Rate Stabilization Property. Notwithstanding any other provision herein, subject to the terms of the Basic Documents, the Issuer shall have dominion and control over the Rate Stabilization Property, and the Servicer, in accordance with the terms hereof, is acting solely as the servicing agent and custodian for the Issuer with respect to the Rate Stabilization Property and the Rate Stabilization Property Records. The Servicer shall not take any action that is not authorized by this Agreement, that would contravene applicable Requirements of Law, that is not consistent with its customary procedures and practices, or that shall impair the rights of the Issuer in the Rate Stabilization Property, in each case unless such action is required by applicable Requirements of Law.

ARTICLE III
ROLE OF SERVICER

SECTION 3.01.    Duties of Servicer. The Servicer, as agent for the Issuer, shall have the following duties:

(a)    Duties of Servicer Generally. The Servicer’s duties in general shall include management, servicing and administration of the Rate Stabilization Property; obtaining meter reads, calculating usage (including any such usage by Customers served by a Third-Party Collector), billing, collections and posting of all payments in respect of the Rate Stabilization Property; responding to inquiries by Customers, Third-Party Collectors, the PSC, or any other Governmental Authority with respect to the Rate Stabilization Property; delivering Bills to Customers or Third-Party Collectors; investigating and handling delinquencies (and furnishing reports with respect to such delinquencies to the Issuer), processing and depositing collections and making periodic remittances; furnishing periodic reports to the Issuer, the Indenture Trustee and the Rating Agencies; making all filings with the PSC and the Maryland State Department of Assessments and Taxation and all filings pursuant to the UCC and taking such other action as may be necessary to perfect the Issuer’s ownership interests in and the Indenture Trustee’s first priority lien on and security interest in the Rate Stabilization Property; making all filings with the PSC and the Maryland State Department of Assessments and Taxation and all filings pursuant to the UCC and taking such other action as may be necessary to perfect and maintain the perfection and first priority of the Indenture Trustee’s lien on and security interest in all Rate Stabilization Bond Collateral; selling as the agent for the Issuer as its interests may appear defaulted or written off accounts in accordance with the Servicer’s usual and customary practices; taking all necessary action in connection with True-Up Adjustments as set forth herein; and performing such other duties as may be specified under the Applicable Qualified Rate Order to be performed by it. Anything to the contrary notwithstanding, the duties of the Servicer set forth in this Agreement shall be qualified in their entirety by applicable Requirements of Law, as are in effect at the time such duties are to be performed. Without limiting the generality of this Section 3.01(a), in furtherance of the foregoing, the Servicer hereby agrees that it shall also have, and shall comply with, the duties and responsibilities relating to data acquisition, usage and bill calculation, billing, customer service functions, collections, payment processing and remittance set forth in Annex I hereto, as it may be amended from time to time. For the avoidance of doubt, the term “usage” when used herein refers to kilowatt hour consumption.

(b)    Reporting Functions.

(i)    Monthly Servicer’s Certificate. On or before the twenty-fifth calendar day of each month (or if such day is not a Servicer Business Day, on the immediately following Servicer Business Day), the Servicer shall prepare and deliver to the Issuer, the Indenture Trustee and the Rating Agencies a written report substantially in the form of Exhibit A hereto (a “Monthly Servicer’s Certificate”) setting forth certain information relating to Estimated QRSC Collections by the Servicer during the Collection Period immediately preceding such date; provided, however, that for any month in which the Servicer is required to deliver a Servicer’s Certificate pursuant to Section 4.01(c)(ii), the Servicer shall prepare and deliver the Monthly Servicer’s Certificate no later than the date of delivery of such Servicer’s Certificate.

(ii)    Notification of Laws and Regulations. The Servicer shall immediately notify the Issuer, the Indenture Trustee and the Rating Agencies in writing of any Requirements of Law hereafter promulgated or published that would reasonably be expected to have a material adverse effect on the Servicer’s ability to perform its duties under this Agreement.

(iii)    Other Information. Upon the reasonable request of the Issuer, the Indenture Trustee or any Rating Agency, the Servicer shall provide to the Issuer, the Indenture Trustee or such Rating Agency, as the case may be, any public financial information in respect of the Servicer, or any material information regarding the Rate Stabilization Property to the extent it is reasonably available to the Servicer, as may be reasonably necessary and permitted by applicable Requirements of Law to enable the Issuer, the Indenture Trustee or the Rating Agencies to monitor the performance by the Servicer hereunder. In addition, so long as any of the Rate Stabilization Bonds of any Series are outstanding, the Servicer shall provide the Issuer and the Indenture Trustee, within a reasonable time after written request therefor, any information available to the Servicer or reasonably obtainable by it that is necessary to calculate the Qualified Rate Stabilization Charges.

(iv)    Preparation of Reports. The Servicer shall prepare and deliver such additional reports as required under this Agreement, including a copy of each Servicer’s Certificate described in Section 4.01(c)(ii), the annual Certificate of Compliance described in Section 3.03, and the Annual Accountant’s Report described in Section 3.04. In addition, the Servicer shall prepare, procure, deliver and/or file, or cause to be prepared, procured, delivered or filed, any reports, attestations, exhibits, certificates or other documents required to be delivered or filed with the SEC (and/or any other Governmental Authority) by the Issuer or the Sponsor under the federal securities laws or other applicable Requirements of Law or in accordance with the Basic Documents, including, but without limiting the generality of foregoing, filing with the SEC, if applicable, a copy or copies of (i) the Monthly Servicer’s Certificates described in Section 3.01(b) (under Form 10-D or any other applicable form), (ii) the Servicer’s Certificates described in Section 4.01(c)(ii) (under Form 10-D or any other applicable form), (iii) the annual statements of compliance, attestation reports and other certificates described in Section 3.03, and (iv) the Annual Accountant’s Report (and any attestation required under Regulation AB) described in Section 3.04. In addition, the appropriate officer or officers of the Servicer shall (in its separate capacity as Servicer) sign any annual report on Form 10-K (and any other applicable SEC or other reports, attestations, certifications and other documents), to the extent that the Servicer’s signature is required by, and consistent with, the federal securities laws and/or any other applicable Requirements of Law, including Regulation AB.

(c)    Opinions of Counsel. The Servicer shall deliver to the Issuer and the Indenture Trustee:

(i)    promptly after the execution and delivery of this Agreement and of each amendment hereto, promptly after the execution of the Sale Agreement and of each amendment thereto and on each Subsequent Transfer Date, an Opinion of Counsel from external counsel of the Issuer either (A) to the effect that, in the opinion of such counsel, all filings, including filings with the PSC and the Maryland State Department of Assessments and Taxation and all filings pursuant to the UCC, that are necessary under the UCC and the Rate Stabilization Law to fully preserve, protect and perfect the Liens of the Indenture Trustee in the Rate Stabilization Property have been authorized, executed and filed, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) to the effect that, in the opinion of such counsel, no such action shall be necessary to fully preserve, protect and perfect such Liens; and

(ii)    within ninety (90) days after the beginning of each calendar year beginning with the first calendar year beginning more than three (3) months after the date hereof, an Opinion of Counsel from external counsel of the Issuer, dated as of a date during such ninety (90)-day period, either (A) to the effect that, in the opinion of such counsel, all filings, including filings with the PSC and the Maryland State Department of Assessments and Taxation and all filings pursuant to the UCC, have been executed and filed that are necessary under the UCC and the Rate Stabilization Law to fully preserve, protect and perfect the Liens of the Indenture Trustee in the Rate Stabilization Property, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) to the effect that, in the opinion of such counsel, no such action shall be necessary to fully preserve, protect and perfect such Liens.

Each Opinion of Counsel referred to in clause (i) or (ii) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve, protect and continue the perfection of such Lien.

SECTION 3.02.    Servicing and Maintenance Standards. On behalf of the Issuer, the Servicer shall manage, service, administer and make collections in respect of the Rate Stabilization Property with reasonable care and in material compliance with applicable Requirements of Law, using the same degree of care and diligence that the Servicer exercises with respect to similar assets for its own account and, if applicable, for others; follow customary standards, policies and procedures for the industry in Maryland in performing its duties as Servicer; use all reasonable efforts, consistent with its customary servicing procedures, to enforce, and maintain rights in respect of, the Rate Stabilization Property and to bill and collect the Qualified Rate Stabilization Charges; comply with all Requirements of Law applicable to and binding on it relating to the Rate Stabilization Property; file all PSC notices described in the Rate Stabilization Law and file and maintain the effectiveness of UCC and Maryland State Department of Assessments and Taxation filings with respect to the property transferred from time to time under the Sale Agreement, and (f) take such other action on behalf of the Issuer to ensure that the Lien of the Indenture Trustee on the Rate Stabilization Bond

 Collateral remains perfected and of first priority. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of all or any portion of the Rate Stabilization Property, which, in the Servicer’s judgment, may include the taking of legal action, at the Issuer’s expense but subject to the priority of payment set forth in Section 8.02(e) of the Indenture.

SECTION 3.03.    Annual Reports on Compliance with Regulation AB.

(a)    The Servicer shall deliver to the Issuer, the Indenture Trustee and the Rating Agencies, on or before the earlier of (a) March 31 of each year, beginning March 31, 2008, or (b) with respect to each calendar year during which the Sponsor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, certificates from a Responsible Officer of the Servicer (i) containing, and certifying as to, the statements of compliance required by Item 1123 (or any successor or similar items or rule) of Regulation AB, as then in effect and (ii) containing, and certifying as to, the statements and assessment of compliance required by Item 1122(a) (or any successor or similar items or rule) of Regulation AB, as then in effect.

(b)    The Servicer shall use commercially reasonable efforts to obtain from each other party participating in the servicing function any additional certifications as to the statements and assessment required under Item 1122 or Item 1123 of Regulation AB to the extent required in connection with the filing of any annual report on Form 10-K; provided, however, that a failure to obtain such certifications shall not be a breach of the Servicer’s duties hereunder. The parties acknowledge that the Indenture Trustee’s certifications shall be limited to the Item 1122 certifications described in Exhibit E of the Indenture.

SECTION 3.04.    Annual Report by Independent Registered Public Accountants.

(a)    The Servicer, at its own expense in partial consideration of the Servicing Fee paid to it, shall cause a firm of Independent registered public accountants (which may provide other services to the Servicer or the Seller) to prepare annually, and the Servicer shall deliver annually to the Issuer, the Indenture Trustee and the Rating Agencies on or before the earlier of (a) March 31 of each year, beginning March 31, 2008, or (b) with respect to each calendar year during which the Sponsor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rule and regulations thereunder, a report addressed to the Servicer (the “Annual Accountant’s Report”) to the effect that such firm has performed certain procedures, agreed between the Servicer and such accountants, in connection with the Servicer’s compliance with its obligations under this Agreement during the preceding twelve (12) months ended December 31 (or, in the case of the first Annual Accountant’s Report to be delivered on or before March 31, 2008, the period of time from the date of this Agreement until December 31, 2007), identifying the results of such procedures and including any exceptions noted. In the event that the accounting firm providing such report requires the Indenture Trustee to agree or consent to the procedures performed by such firm, the Issuer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement or consent in conclusive reliance upon the direction of the Issuer, and the Indenture Trustee will not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of the sufficiency, validity or correctness of such procedures.

(b)    The Annual Accountant’s Report shall also indicate that the accounting firm providing such report is independent of the Servicer in accordance with the Rules of the Public Company Accounting Oversight Board, and shall include the attestation report required under Item 1122(b) of Regulation AB (or any successor or similar items or rule), as then in effect.

SECTION 3.05.    Monitoring of Third-Party Collectors. From time to time, until the Retirement of the Rate Stabilization Bonds, the Servicer shall, in accordance with the Servicing Standard, take all actions with respect to Third-Party Collectors required to be taken by the Servicer as set forth, if applicable, in any agreement with the Servicer and applicable Requirements of Law in effect from time to time and implement such additional procedures and policies as are necessary to ensure that the obligations of all Third-Party Collectors in connection with Qualified Rate Stabilization Charges are properly enforced in accordance with, if applicable, the terms of any agreement with the Servicer and applicable Requirements of Law in effect from time to time. Such procedures and policies shall include the following:

(a)    Maintenance of Records and Information.  In addition to any actions required by applicable Requirements of Law, the Servicer shall:

(i)    maintain adequate records for promptly identifying and contacting each Third-Party Collector;

(ii)    maintain records of end-user Customers which are billed by Third-Party Collectors to permit prompt transfer of billing responsibilities in the event of default by such Third-Party Collectors;

(iii)    maintain adequate records for enforcing compliance by all Third-Party Collectors with their obligations with respect to Qualified Rate Stabilization Charges, including compliance with all Remittance Requirements, TPC Credit Requirements and TPC Deposit Requirements; and

(iv)    provide to each Third-Party Collector such information necessary for such Third-Party Collector to confirm the Servicer’s calculation of Qualified Rate Stabilization Charges and remittances, including, if applicable, Charge-Off amounts.

The Servicer shall update the records described above no less frequently than quarterly.

(b)    Credit and Collection Policies. The Servicer shall, to the fullest extent permitted under applicable Requirements of Law, impose such terms with respect to credit and collection policies applicable to Third-Party Collectors as may be reasonably necessary to prevent the then-current rating of the Rate Stabilization Bonds of any Series from being downgraded, withdrawn or suspended. The Servicer shall, in accordance with and to the extent permitted by applicable Requirements of Law, include and impose the above-described terms in all instances in which BGE or Third-Party Collectors issue single bills to BGE’s Customers that include Qualified Rate Stabilization Charges. The Servicer shall periodically review the need for modified or additional terms based upon, among other things, the relative amount of QRSC Payments received from Customers or through Third-Party Collectors relative to the Periodic Billing Requirement, the historical payment and default experience of Customers and each Third-Party Collector and such other credit and collection policies to which the Customers and Third-Party Collectors are, or may become, subject.

(c)    Monitoring of Performance and Payment by Third-Party Collectors. In addition to any actions required by applicable Requirements of Law, the Servicer shall undertake to do the following:

(i)    The Servicer shall require each Third-Party Collector to pay all Qualified Rate Stabilization Charges (less an allowance for Charge-Offs) billed to such Third-Party Collector in accordance with the provisions of any applicable Requirements of Law (whether or not disputed). The Servicer shall monitor compliance by each Third-Party Collector with all Remittance Requirements, TPC Credit Requirements and TPC Deposit Requirements and take prompt action to enforce such requirements.

(ii)    Where a Third-Party Collector is responsible for billing the Customers, the Servicer shall, consistent with its customary billing practices, bill each Applicable Third-Party Collector no less frequently than the billing cycle otherwise applicable to such Customers.

(iii)    The Servicer shall work with Third-Party Collectors to resolve any disputes using the dispute resolution procedures established by applicable Requirements of Law, in accordance with the Servicing Standard.

(d)    Enforcement of Third-Party Collector Obligations. The Servicer shall ensure that each Third-Party Collector remits all QRSC Payments which it is obligated to remit to the Servicer. In the event of any default by any Third-Party Collector, the Servicer shall enforce all rights set forth in and take all other steps permitted by any applicable Requirements of Law as it determines, in accordance with the Servicing Standard, are reasonably necessary to ensure the prompt payment of QRSC Payments by such Third-Party Collector and to preserve the rights of the Holders with respect thereto, including, where appropriate, terminating the right of any Third-Party Collector to bill and collect Qualified Rate Stabilization Charges or petitioning the PSC to impose such other remedies or penalties as may be available under the circumstances. Any agreement entered into between the Servicer and a defaulted Third-Party Collector will be limited to the terms of this Agreement and will satisfy the Rating Agency Condition. In the event the Servicer has actual knowledge that a Third-Party Collector is in default, including due to the downgrade by the Rating Agencies of any party providing credit support for such Third-Party Collector, the Servicer shall promptly notify a Responsible Officer of the Indenture Trustee in writing of the same and, shall, if applicable, instruct the Indenture Trustee either to:

(i)    withdraw from such Third-Party Collector’s TPC Deposit Account and deposit into the applicable Collection Accounts the lesser of (x) the amount of cash on deposit in such TPC Deposit Account and (y) the amount of any Qualified Rate Stabilization Charges then due and payable by such Third-Party Collector; or

(ii)    make demand under any letter of credit, guarantee or other credit support up to the lesser of (x) the amount of such letter of credit, guarantee or other credit support and (y) the amount of any Qualified Rate Stabilization Charges then due and payable by such Third-Party Collector, and deposit the amounts received, if any, as a result of such demand into the applicable Collection Accounts.

The Indenture Trustee shall, within two (2) Business Days of receipt of such written notice, withdraw such funds from the TPC Deposit Account or make demand under such credit support, as applicable, and deposit such funds withdrawn or received, as applicable, into the applicable Collection Accounts.

(e)    Maintenance of TPC Deposit Accounts. The Servicer shall cause the entity acting as Indenture Trustee to maintain one or more TPC Deposit Accounts as described in Section 8.02(g) of the Indenture. The Servicer shall provide written direction to the Indenture Trustee regarding the allocation and release of funds on deposit in the TPC Deposit Accounts, as permitted or required by the Indenture, this Agreement, or any applicable Requirements of Law. The Indenture Trustee shall be entitled to conclusively rely on any such written directions from the Servicer. The Servicer will seek and use reasonable best efforts to obtain, from any Third-Party Collector which wishes to satisfy its credit support requirements by making a deposit to a TPC Deposit Account, a written security agreement stating that (i) by making such deposit the Third-Party Collector has granted a security interest in such deposit in favor of the Indenture Trustee, and (ii) the Indenture Trustee, in holding such deposit as collateral, will have the rights and remedies of a secured party under Article 9 of the UCC with respect to such collateral, and the Servicer will promptly forward any such agreement to the Indenture Trustee.

(f)    Affiliated Third-Party Collectors. In performing its obligations under this Section 3.05, the Servicer shall deal with any Third-Party Collectors which are Affiliates of the Servicer on terms which are no more favorable in the aggregate to such affiliated Third-Party Collector than those used by the Servicer in its dealings with Third-Party Collectors that are not Affiliates of the Servicer.

ARTICLE IV
SERVICES RELATED TO TRUE-UP ADJUSTMENTS

SECTION 4.01.    True-Up Adjustments. From time to time, until the Retirement of the Rate Stabilization Bonds, the Servicer shall identify the need for True-Up Adjustments for each Series and shall take all reasonable action to obtain and implement such True-Up Adjustments, all in accordance with the following:

(a)    Expected Amortization Schedule. The Expected Amortization Schedule for the initial Series of Rate Stabilization Bonds is attached hereto as Schedule 4.01(a). In connection with the Issuer’s issuance of any additional Series of Rate Stabilization Bonds after the Closing Date, the Servicer, on or prior to the Series Issuance Date therefor, shall revise the Expected Amortization Schedule to add a new schedule for each new Series of Rate Stabilization Bonds and set forth, as of each Payment Date through the latest Scheduled Final Payment Date for any Series of Rate Stabilization Bonds, the aggregate principal amounts of the Rate Stabilization Bonds of all Series, including such additional Series, expected to be outstanding on such Payment Date. If the Expected Amortization Schedule is revised as set forth above, the Servicer shall send a copy of such revised Expected Amortization Schedule to the Issuer, the Indenture Trustee and the Rating Agencies promptly thereafter.

(b)    True-Up Adjustments.

(i)    Semi-Annual True-Up Adjustments and Filings. Prior to the Scheduled Final Payment Date of the last Tranche of a Series, during the term of the Rate Stabilization Bonds, no later than forty-five (45) days before the rolling six month anniversary date of the Series Issuance Date for each Series, the Servicer shall: (A) update the data and assumptions underlying the calculation of the Qualified Rate Stabilization Charges, including projected electricity usage during the next Calculation Period and interest and estimated expenses and fees of the Issuer to be paid during such period; (B) determine the Periodic Payment Requirement and Periodic Billing Requirement for the next 12 Collection Periods based on such updated data and assumptions; (C) calculate the undercollections or overcollections for the previous Calculation Period, including without limitation any undercollections or overcollections caused by Third-Party Collector defaults, by subtracting the Estimated QRSC Collections for such previous Calculation Period from the Periodic Billing Requirement for such previous Calculation Period; (D) taking into account the then-current Collections Curve and Charge-Offs, calculate the amount needed to correct such undercollections or overcollections during the forthcoming 12 Collection Periods; (E) sum the amount in step (D) with the scheduled Periodic Billing Requirement for the upcoming 12 Collection Periods to determine an adjusted Periodic Billing Requirement; (F) divide the amount calculated in step (E) by the appropriate forecasted Periodic Billing Requirement to determine the adjusted Qualified Rate Stabilization Charge rate for the upcoming 12 Collection Periods; (G) make all required notice and other filings with the PSC to reflect the revised Qualified Rate Stabilization Charges; and (H) take all reasonable actions and make all reasonable efforts to effect such Semi-Annual True-Up Adjustment on the Semi-Annual True-Up Adjustment Date and to enforce the provisions of applicable Requirements of Law.

(ii)    Interim True-Up Adjustments and Filings. At any time during the term of the Rate Stabilization Bonds, the Servicer shall periodically compare the anticipated Unrecovered Balance, as of the next Payment Date and after giving effect to payments to be made on such Payment Date, to the Projected

Unrecovered Balance as of such Payment Date. As a result of such periodic comparison, (A) the Servicer may make an InterimTrue-Up Adjustment to correct any undercollection or overcollection if, in its sole and exclusive discretion, an Interim True-Up Adjustment is necessary in order to provide for timely payment of the Rate Stabilization Bonds based on Rating Agency and Bondholder considerations, and (B) the Servicer shall, no later than fifteen (15) days prior to commencement of the next Collection Period, make all required notice and other filings with the PSC to implement a mandatory Interim True-Up Adjustment (1) if the Servicer determines collection of Qualified Rate Stabilization Charges as of the next Payment Date would result in a difference greater than 5% in absolute value between (x) the outstanding principal amount of the Rate Stabilization Bonds plus amounts on deposit in the applicable Excess Funds Subaccount and (y) such Projected Unrecovered Balance as of such Payment Date or (2) to meet a Rating Agency Requirement that any Tranche of Rate Stabilization Bonds be paid in full by its Scheduled Final Payment Date. The Servicer shall implement the revised Qualified Rate Stabilization Charges, if any, resulting from such Interim True-Up Adjustment on the Interim True-Up Adjustment Date and shall otherwise take all reasonable actions and make all reasonable efforts to effect such Interim True-Up Adjustment on the Interim True-Up Adjustment Date and to enforce the provisions of applicable Requirements of Law.

(iii)    Non-Standard True-Up Adjustments and Filings. At any time during the term of the Rate Stabilization Bonds, the Servicer shall take all reasonable actions and make all required notice and other filings with the PSC to implement an amendment of the True-Up Adjustment Mechanism if it deems such an amendment to be necessary or appropriate in order to address any material deviations between Estimated QRSC Collections or Actual QRSC Collections and the Periodic Payment Requirement. No such change shall cause the then-current credit ratings of the Rate Stabilization Bonds to be suspended, withdrawn or downgraded.

(iv)    Quarterly True-Up Adjustments and Filings. To the extent that Rate Stabilization Bonds of any Series remain Outstanding after the Scheduled Final Payment Date of the last Tranche of such Series, during the term of the Rate Stabilization Bonds, no later than forty-five (45) days before the rolling three month anniversary date of the Series Issuance Date, the Servicer shall: (A) update the data and assumptions underlying the calculation of the Qualified Rate Stabilization Charges, including projected electricity usage during the next Calculation Period and interest and estimated expenses and fees of the Issuer to be paid during such period; (B) determine the Periodic Payment Requirement and Periodic Billing Requirement for the next 12 Collection Periods based on such updated data and assumptions; (C) taking into account the then-current Collections Curve and Charge-Offs, calculate the undercollections or overcollections for the previous Calculation Period, including without limitation any undercollections or overcollections caused by Third-Party Collector defaults, by subtracting the Estimated QRSC Collections for such previous Calculation Period from the Periodic Billing Requirement for such previous Calculation

Period from the Periodic Billing Requirement for such previous Calculation Period; (D) calculate the amount needed to correct such undercollections or overcollections during the forthcoming 12 Collection Periods; (E) sum the amount in step (D) with the scheduled Periodic Billing Requirement for the upcoming 12 Collection Periods to determine an adjusted Periodic Billing Requirement; (F) divide the amount calculated in step (E) by the appropriate forecasted Periodic Billing Requirement to determine the adjusted Qualified Rate Stabilization Charge rate for the upcoming 12 Collection Periods; (G) make all required notice and other filings with the PSC to reflect the revised Qualified Rate Stabilization Charges; and (H) take all reasonable actions and make all reasonable efforts to effect such Quarterly True-Up Adjustment on the Quarterly True-Up Adjustment Date and to enforce the provisions of applicable Requirements of Law.

(c)    Reports.

(i)    Notification of Amendatory Tariff Filings and True-Up Adjustments. Whenever the Servicer files an Amendatory Tariff with the PSC, the Servicer shall send a copy of such filing or notice (together with a copy of all notices and documents which, in the Servicer’s reasonable judgment, are material to the adjustments effected by such Amendatory Tariff or notice) to the Issuer, the Indenture Trustee and the Rating Agencies concurrently therewith. If, for any reason any revised Qualified Rate Stabilization Charges are not implemented and effective on the applicable date set forth herein, the Servicer shall notify the Issuer, the Indenture Trustee and each Rating Agency by the end of the second Servicer Business Day after such applicable date.

(ii)    Servicer’s Certificate. Not later than five (5) Servicer Business Days prior to each Payment Date or Special Payment Date, the Servicer shall deliver a written report, for each Series of Rate Stabilization Bonds, substantially in the form of Exhibit C hereto (the “Servicer’s Certificate”) to the Issuer, the Indenture Trustee and the Rating Agencies which shall include all of the following information (to the extent applicable and including any other information so specified in the applicable Series Supplement) as to the Rate Stabilization Bonds of such Series with respect to such Payment Date or Special Payment Date or the period since the previous Payment Date, as applicable:

(A)    the amount of the payment to Holders allocable to principal, if any;

(B)    the amount of the payment to Holders allocable to interest;

(C)    the aggregate Outstanding Amount of such Rate Stabilization Bonds, before and after giving effect to any payments allocated to principal reported under clause (A) above;

(D)    the difference, if any, between the amount specified in clause (C) above and the Outstanding Amount of such Rate Stabilization Bonds specified in the related Expected Amortization Schedule;

(E)    any other transfers and payments to be made on such Payment Date or Special Payment Date, including amounts paid to the Indenture Trustee and to the Servicer; and

(F)    the amounts on deposit in the applicable Capital Subaccount and the applicable Excess Funds Subaccount, after giving effect to the foregoing payments.

(iii)    Reports to Customers.

(A)    After each revised Qualified Rate Stabilization Charge has gone into effect pursuant to a True-Up Adjustment, the Servicer shall, to the extent and in the manner and time frame required by applicable PSC Regulations, if any, cause to be prepared and delivered to Customers any required notices announcing such revised Qualified Rate Stabilization Charges.

(B)    The Servicer shall comply with applicable Requirements of Law with respect to the identification of Qualified Rate Stabilization Charges on Bills, and, in the Bills regularly sent to Customers or Third-Party Collectors, the Servicer will separately identify the Qualified Rate Stabilization Charges as being owned by the Issuer. Unless prohibited by applicable Requirements of Law, the Servicer shall use reasonable efforts to cause each Applicable Third-Party Collector, at least once each year, to include notices in the bills sent by such Applicable Third-Party Collector to Customers indicating additionally that the Qualified Rate Stabilization Charges are not owned by such Applicable Third-Party Collector (to the extent that such Applicable Third-Party Collector does not include such information in the Bills regularly sent to Customers). Such notice shall be included either as an insert to or in the text of the Bills delivered to such Customers or shall be delivered to Customers by electronic means or such other means as the Servicer or the Applicable Third-Party Collector may from time to time use to communicate with its respective Customers.

(C)    Except to the extent that applicable PSC Regulations make the Applicable Third-Party Collector responsible for such costs, or the Applicable Third-Party Collector has otherwise agreed to pay such costs, the Servicer shall pay from its own funds all costs of preparation and delivery incurred in connection with clauses (A) and (B) above, including printing and postage costs as the same may increase or decrease from time to time.

(iv)    Third-Party Collector Reports. The Servicer shall provide to the Rating Agencies, upon request, any publicly available reports filed by the Servicer with the PSC (or otherwise made publicly available by the Servicer) relating to Third-Party Collectors and any other non-confidential and non-proprietary information relating to Third-Party Collectors reasonably requested by the Rating Agencies to the extent such information is reasonably available to the Servicer.

SECTION 4.02.    Limitation of Liability. The Issuer and the Servicer expressly agree and acknowledge that:

(i)    In connection with any True-Up Adjustment, the Servicer is acting solely in its capacity as the servicing agent hereunder.

(ii)    Neither the Servicer nor the Issuer nor the Indenture Trustee is responsible in any manner for, and shall have no liability whatsoever as a result of, any action, decision, ruling or other determination made or not made, or any delay (other than any delay resulting from the Servicer’s failure to make any filings required by Section 4.01 in a timely and correct manner or any breach by the Servicer of its duties under this Agreement that adversely affects the Rate Stabilization Property or the True-Up Adjustments), by the PSC in any way related to the Rate Stabilization Property or in connection with any True-Up Adjustment, the subject of any filings under Section 4.01, any proposed True-Up Adjustment, or the approval of any revised Qualified Rate Stabilization Charges and the scheduled adjustments thereto.

(iii)    Except to the extent that the Servicer is liable under Section 8.01, the Servicer shall have no liability whatsoever relating to the calculation of any revised Qualified Rate Stabilization Charges and the scheduled adjustments thereto, including as a result of any inaccuracy of any of the assumptions made in such calculation regarding expected energy usage volume, the Collections Curve, Charge-Offs and estimated expenses and fees of the Issuer, so long as the Servicer has acted in good faith and has not acted in a grossly negligent manner in connection therewith, nor shall the Servicer have any liability whatsoever as a result of any Person, including the Holders, not receiving any payment, amount or return anticipated or expected or in respect of any Rate Stabilization Bond generally.

(b)    Notwithstanding the foregoing, this Section 4.02 shall not relieve the Servicer of liability for any misrepresentation by the Servicer under Section 6.01 or for any breach by the Servicer of its other obligations under this Agreement.

ARTICLE V
THE RATE STABILIZATION PROPERTY

SECTION 5.01.    Custody of Rate Stabilization Property Records. To assure uniform quality in servicing the Rate Stabilization Property and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Issuer as custodian of any and all documents and records that the Seller shall keep on file, in accordance with its customary procedures, relating to the Rate Stabilization Property, including copies of any Qualified Rate Orders, Issuance Advice Letters, Tariffs and Amendatory Tariffs relating thereto and all documents filed with the PSC in connection with any True-Up Adjustment and computational records relating thereto (collectively, the “Rate Stabilization Property Records”), which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer (or, in the case of the Subsequent

Rate Stabilization Property, will as of the applicable Subsequent Transfer Date be constructively delivered to the Indenture Trustee, as pledgee of the Issuer) with respect to all Rate Stabilization Property.

SECTION 5.02.    Duties of Servicer as Custodian.

(a)    Safekeeping.  The Servicer shall hold the Rate Stabilization Property Records on behalf of the Issuer and maintain such accurate and complete accounts, records and computer systems pertaining to the Rate Stabilization Property Records as shall enable the Issuer and the Indenture Trustee, as applicable, to comply with this Agreement, the Sale Agreement and the Indenture. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of care and diligence that the Servicer exercises with respect to comparable assets that the Servicer services for itself or, if applicable, for others. The Servicer shall promptly report to the Issuer, the Indenture Trustee and the Rating Agencies any failure on its part to hold the Rate Stabilization Property Records and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Indenture Trustee of the Rate Stabilization Property Records. The Servicer’s duties to hold the Rate Stabilization Property Records set forth in this Section 5.02, to the extent such Rate Stabilization Property Records have not been previously transferred to a successor Servicer pursuant to Article VII, shall terminate one year and one day after the earlier of the date on which (i) the Servicer is succeeded by a successor Servicer in accordance with Article VII and (ii) no Rate Stabilization Bonds of any Series are Outstanding.

(b)    Maintenance of and Access to Records.  The Servicer shall maintain the Rate Stabilization Property Records at 110 W. Fayette Street, Baltimore, Maryland 21201-3708 or at such other office as shall be specified to the Issuer and the Indenture Trustee by written notice at least thirty (30) days prior to any change in location. The Servicer shall make available for inspection, audit and copying to the Issuer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors the Rate Stabilization Property Records at such times during normal business hours as the Issuer or the Indenture Trustee shall reasonably request and which do not unreasonably interfere with the Servicer’s normal operations. Nothing in this Section 5.02(b) shall affect the obligation of the Servicer to observe any applicable Requirements of Law prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(b).

(c)    Release of Documents.  Upon instruction from the Indenture Trustee in accordance with the Indenture, the Servicer shall release any Rate Stabilization Property Records to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable. Nothing in this Section 5.02(c) shall affect the obligation of the Servicer to observe any applicable Requirements of Law prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(c).

(d)    Defending Rate Stabilization Property Against Claims. The Servicer shall institute any action or proceeding necessary to compel performance by each Third-Party Collector (at the earliest possible time) of any of their respective obligations or duties under applicable Requirements of Law with respect to the Rate Stabilization Property. In addition, the Servicer shall institute any action or proceeding necessary to compel performance by the PSC or the State of Maryland, or any political subdivision, agency or other instrumentality of the State of Maryland, of any of their respective obligations or duties under applicable Requirements of Law with respect to the Rate Stabilization Property. The Servicer further agrees to take such legal or administrative actions, including without limitation defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to block or overturn any attempts to cause a repeal of, modification of or supplement to the Rate Stabilization Law or any Qualified Rate Order. In any proceedings related to the exercise of the power of eminent domain by any municipality to acquire a portion of BGE’s electric distribution facilities, the Servicer shall assert that the court ordering such condemnation must treat such municipality as a successor to BGE under the Rate Stabilization Law and Qualified Rate Order and that Customers in such municipalities must remain responsible for payment of Qualified Rate Stabilization Charges. The costs of any action described in this Section 5.02(d) shall be payable from the Collection Account as an Operating Expense in accordance with Section 8.02(e) of the Indenture. The Servicer’s obligations pursuant to this Section 5.02(d) shall survive and continue notwithstanding that payment of such Operating Expense may be delayed pursuant to the terms of the Indenture (it being understood that the Servicer may be required initially to advance its own funds to satisfy its obligations hereunder).

SECTION 5.03.    Effective Period and Termination. The Servicer’s appointment as custodian shall become effective as of the Closing Date and shall continue in full force and effect until terminated pursuant to this Section 5.03. If the Servicer shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer shall have been terminated under Section 7.01, the appointment of the Servicer as custodian shall be terminated effective as of the date on which the termination or resignation of the Servicer is effective. Additionally, if not sooner terminated as provided above, the Servicer’s obligations as Custodian shall terminate one year and one day after the date on which no Rate Stabilization Bonds of any Series are Outstanding.

ARTICLE VI
THE SERVICER

SECTION 6.01.    Representations and Warranties of Servicer. The Servicer makes the following representations and warranties, as of the Closing Date, as of each Subsequent Transfer Date relating to the sale of Subsequent Rate Stabilization Property, and as of such other dates as expressly provided in this Section 6.01, on which the Issuer and the Indenture Trustee are deemed to have relied in entering into this Agreement relating to the servicing of the Rate Stabilization Property. The representations and warranties shall survive the execution and delivery of this Agreement, the sale of any Rate Stabilization Property and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a)    Organization and Good Standing. The Servicer is duly organized and validly existing and is in good standing under the laws of the State of Maryland, with the requisite corporate or other power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and to execute, deliver and carry out the terms of this Agreement, and had at all relevant times, and has, the requisite power, authority and legal right to service the Rate Stabilization Property and to hold the Rate Stabilization Property Records as custodian.

(b)    Due Qualification. The Servicer is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Rate Stabilization Property as required by this Agreement) shall require such qualifications, licenses or approvals (except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the Servicer’s business, operations, assets, revenues or properties or to its servicing of the Rate Stabilization Property).

(c)Power and Authority. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Servicer under its organizational or governing documents and laws.

(d)    Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

(e)    No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the organizational documents of the Servicer, or any indenture or other agreement or instrument to which the Servicer is a party or by which it or any of its property is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than any Lien that may be granted under the Basic Documents or any Lien created pursuant to Section 7-542 of the Rate Stabilization Law); nor violate any existing Requirements of Law applicable to the Servicer of any Governmental Authority having jurisdiction over the Servicer or its properties.

(f)    No Proceedings. There are no proceedings or investigations pending or, to the Servicer’s knowledge, threatened, before any Governmental Authority having jurisdiction over the Servicer or its properties involving or relating to the Servicer or the Issuer or, to the Servicer’s knowledge, any other Person: (i) asserting the invalidity of this Agreement or any of the other Basic Documents, (ii) seeking to prevent the issuance of the Rate Stabilization Bonds or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, any of the other Basic Documents or the Rate Stabilization Bonds or (iv) seeking to adversely affect the federal income tax or state income or franchise tax classification of the Rate Stabilization Bonds of any Series as debt.

(g)    Approvals. No approval, authorization, consent, order or other action of, or filing with, any Governmental Authority is required in connection with the execution and delivery by the Servicer of this Agreement, the performance by the Servicer of the transactions contemplated hereby or the fulfillment by the Servicer of the terms hereof, except those that have been obtained or made, those that the Servicer is required to make in the future pursuant to Article IV and those that the Servicer may need to file in the future to continue the effectiveness of any UCC or Maryland State Department of Assessments and Taxation filings.

(h)    Reports and Certificates. Each report and certificate delivered in connection with an Issuance Advice Letter or delivered in connection with any filing made to the PSC by the Servicer on behalf of the Issuer with respect to the Qualified Rate Stabilization Charges or True-Up Adjustments will constitute a representation and warranty by the Servicer that each such report or certificate, as the case may be, is true and correct in all material respects; provided, however, that to the extent any such report or certificate is based in part upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the Servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance (and facts known to the Servicer on the date such report or certificate is delivered).

SECTION 6.02.    Binding Effect of Servicing Obligations. The obligations to continue to provide service and to collect and account for Qualified Rate Stabilization Charges will be binding upon the Servicer and any successor entity, including any municipality or public entity, which is a successor, to the Servicer, in whole or in part, and that provides electric transmission and distribution services to a Person that was a residential electric customer located within BGE’s service territory as it exists on the date of adoption of the Applicable Qualified Rate Order, or that became a residential electric customer within such area after that date and is still located within such territory. Any Person (a) into which the Servicer may be merged, converted or consolidated and which is a Permitted Successor, (b) that may result from any merger, conversion or consolidation to which the Servicer shall be a party and which is a Permitted Successor, (c) that may succeed to the properties and assets of the Servicer substantially as a whole and which is a Permitted Successor, (d) which results from the division of the Servicer into two or more Persons and which is a Permitted Successor, or (e) which otherwise is a Permitted Successor, which Person in any of the foregoing cases executes an agreement of assumption to perform all of the obligations of the Servicer hereunder, shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 6.01 shall have been breached and no Servicer Default and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Issuer and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel from external counsel stating that such consolidation, conversion, merger, division or succession and such agreement of assumption complies with this Section 6.02 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Servicer shall have delivered to the Issuer, the Indenture Trustee and the Rating Agencies an Opinion of Counsel from external counsel of the Servicer either (A) stating that, in the opinion of such counsel, all filings to be made by the Servicer, including filings with the PSC and the Maryland State Department of Assessments and Taxation pursuant to the Rate Stabilization Law and the UCC, have been executed and filed and are in full force and effect that are necessary to fully preserve, protect and perfect the priority of the interests of the Issuer and the Lien of the Indenture Trustee in the Rate Stabilization Property and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve, protect and continue the perfection of such interests or such Lien, (iv) the Servicer shall have delivered to the Issuer, the Indenture Trustee, the Rating Agencies and the PSC an Opinion of Counsel from independent tax counsel stating that, for federal income tax purposes, such consolidation, conversion, merger, division or succession and such agreement of assumption will not result in a material federal income tax consequence to the Issuer or the Holders of Rate Stabilization Bonds and (v) the Servicer shall have given the Rating Agencies prior written notice of such transaction. When any Person (or more than one Person) acquires the properties and assets of the Servicer substantially as a whole or otherwise becomes the successor, by merger, conversion, consolidation, sale, transfer, lease or otherwise, to all or substantially all the electric transmission and distribution business of the Servicer (or, if electric transmission and distribution are not provided by a single entity, provides electric delivery service directly to customers taking services at facilities, premises or loads located in BGE’s service area as it existed on the date of the adoption of the Qualified Rate Order in accordance with the terms of this Section 6.02), then upon satisfaction of all of the other conditions of this Section 6.02, the preceding Servicer shall automatically and without further notice be released from all its obligations hereunder.

SECTION 6.03.    Limitation on Liability of Servicer and Others. Except as otherwise provided under this Agreement, including but not limited to Section 8.01, neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be liable to the Issuer or any other Person for any action taken or for refraining from the taking of any action pursuant to this Agreement or for good faith errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel reasonably acceptable to the Indenture Trustee or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising under this Agreement.

Except as provided in this Agreement, including but not limited to Section 5.02(d), the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action relating to the Rate Stabilization Property that is not directly related to one of the Servicer’s enumerated duties in this Agreement or related to its obligation to pay indemnification, and that in its reasonable opinion may cause it to incur any expense or liability; provided, however, that the Servicer may, in respect of any Proceeding, undertake any action that is not specifically identified in this Agreement as a duty of the Servicer but that the Servicer reasonably determines is necessary or desirable in order to protect the rights and duties of the Issuer or the Indenture Trustee under this Agreement and the interests of the Holders and

Customers under this Agreement. The Servicer’s costs and expenses incurred in connection with any such proceeding shall be payable from the Collection Account as an Operating Expense in accordance with Section 8.02(e) of the Indenture. The Servicer’s obligations pursuant to this Section 6.03 shall survive and continue notwithstanding that payment of such Operating Expense may be delayed pursuant to the terms of the Indenture (it being understood that the Servicer may be required initially to advance its own funds to satisfy its obligations hereunder).

SECTION 6.04.    BGE Not to Resign as Servicer. Subject to the provisions of Section 6.02, BGE shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement unless BGE delivers to the Indenture Trustee and the PSC an opinion of external counsel to the effect that BGE’s performance of its duties under this Agreement shall no longer be permissible under applicable Requirements of Law. No such resignation shall become effective until a successor Servicer shall have assumed the responsibilities and obligations of BGE in accordance with Section 7.02.

SECTION 6.05.    Servicing Compensation.

(a)     In consideration for its services hereunder, until the Retirement of the Rate Stabilization Bonds, the Servicer shall receive an annual fee (the “Servicing Fee”) in an amount equal to:

(i)    for so long as BGE is the Servicer, 0.05% of the aggregate initial principal amount of all Outstanding Series of Rate Stabilization Bonds, provided that BGE may seek approval from the PSC to recover from Customers, through the Financing Credit Order in accordance with the Qualified Rate Order, any incremental costs it incurs to service the Rate Stabilization Property to the extent such incremental costs exceed 0.05% of the aggregate initial principal amount of all Outstanding Series of Rate Stabilization Bonds, and further provided that such excess amount shall neither be considered an Operating Expense nor be paid out of the Collection Account or included in the calculation of True-Up Adjustments. In the event that the Servicing Fee exceeds the Servicer’s actual incremental costs to service the Rate Stabilization Property, then the Servicer will refund to Customers, in accordance with the Financing Credit Order, the difference between such incremental costs and the Servicing Fee. The Servicing Fee shall be modified, and this Section 6.05(a) shall be deemed to have been amended, without further act or deed by any Person to reflect any such modification or amendment, to the extent provided in any Qualified Rate Order issued by the PSC providing for the issuance of an additional series of Rate Stabilization Bonds.

(ii)    if BGE is not the Servicer, 1.25% of the aggregate initial principal amount of all Outstanding Series of Rate Stabilization Bonds, provided, however, that BGE may seek approval from the PSC for a higher fee under this Section 6.05(a)(ii) if it can reasonably demonstrate to the PSC that the services cannot be obtained under then-current market conditions for a fee of 1.25% of the aggregate initial principal amount of all Outstanding Series of Rate Stabilization Bonds.

The Servicing Fee owing in respect of each Series shall be calculated based on the initial principal amount of such Series and shall be paid [semi-annually] with [one half] of the Servicing Fee being paid on each Payment Date.

(b)    The Servicing Fee set forth in Section 6.05(a) and allocable to each Series shall be paid to the Servicer by the Indenture Trustee, on each Payment Date in accordance with the priorities set forth in Section 8.02(e) of the Indenture, by wire transfer of immediately available funds from the applicable Collection Account to an account designated by the Servicer. Any portion of the Servicing Fee not paid on any such date should be added to the Servicing Fee payable on the subsequent Payment Date. In no event shall the Indenture Trustee be liable for the payment of any Servicing Fee or other amounts specified in this Section 6.05; provided that this Section 6.05 does not relieve the Indenture Trustee of any duties it has to allocate funds for payment for such fees under Section 8.02 of the Indenture.

(c)    Except as expressly provided elsewhere in this Agreement, the Servicer shall be required to pay from its own account expenses incurred by the Servicer in connection with its activities hereunder (including any fees to and disbursements by accountants, counsel, or any other Person, any taxes imposed on the Servicer and any expenses incurred in connection with reports to Holders) out of the compensation retained by or paid to it pursuant to this Section 6.06, and shall not be entitled to any extra payment or reimbursement therefor.

(d)    The foregoing Servicing Fees constitute a fair and reasonable price for the obligations to be performed by the Servicer. Such Servicing Fee shall be determined without regard to the income of the Issuer, shall not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Issuer, shall not be considered an Operating Expense of the Issuer, and shall be subject to any limitations on such expenses set forth in the Applicable Qualified Rate Order.

SECTION 6.06.    Compliance with Applicable Requirements of Law. The Servicer covenants and agrees, in servicing the Rate Stabilization Property, to comply in all material respects with applicable Requirements of Law applicable to, and binding upon, the Servicer and relating to such Rate Stabilization Property the noncompliance with which would have a material adverse effect on the value of the Rate Stabilization Property; provided, however, that the foregoing is not intended to, and shall not, impose any liability on the Servicer for noncompliance with any applicable Requirements of Law that the Servicer is contesting in good faith in accordance with its customary standards and procedures.

SECTION 6.07.    Access to Certain Records and Information Regarding Rate Stabilization Property. The Servicer shall provide to the Indenture Trustee access to the Rate Stabilization Property Records as is reasonably required for the Indenture Trustee to perform its duties and obligations under the Indenture and the other Basic Documents, and shall provide access to such records to the Holders as required by applicable Requirements of Law. Access shall be afforded without charge, but only upon reasonable request and during normal business hours at the respective offices of the Servicer. Nothing in this Section 6.07 shall affect the obligation of the Servicer to observe any applicable Requirements of Law prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 6.07.

SECTION 6.08.    Appointments. The Servicer may at any time appoint any Person to perform all or any portion of its obligations as Servicer hereunder; provided, however, that, unless such Person is an Affiliate of BGE, the Rating Agency Condition shall have been satisfied in connection therewith; provided further that the Servicer shall remain obligated and be liable under this Agreement for the servicing and administering of the Rate Stabilization Property in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such Person and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Rate Stabilization Property. The fees and expenses of any such Person shall be as agreed between the Servicer and such Person from time to time and none of the Issuer, the Indenture Trustee, the Holders or any other Person shall have any responsibility therefor or right or claim thereto. Any such appointment shall not constitute a Servicer resignation under Section 6.04.

SECTION 6.09.    No Servicer Advances. The Servicer shall not make any advances of interest or principal on the Rate Stabilization Bonds.

SECTION 6.10.    Remittances.

(a)     On each Servicer Business Day, with respect to each Series, the Servicer shall remit to the applicable General Subaccount of the applicable Collection Account for such Series the total Estimated QRSC Collections for such Servicer Business Day in respect of all previously billed Qualified Rate Stabilization Charges (the “Daily Remittance”), which Daily Remittance shall be calculated according to the procedures set forth in Annex I and shall be remitted as soon as reasonably practicable but in no event later than the second Servicer Business Day after such payments are estimated to have been received. Prior to each remittance to the applicable General Subaccount of the applicable Collection Account pursuant to this Section 6.10, the Servicer shall provide written notice to the Indenture Trustee of each such remittance (including the exact dollar amount to be remitted). The Servicer shall also, promptly upon receipt, remit to the applicable Collection Account any other proceeds of the Series Rate Stabilization Bond Collateral which it may have received from time to time.

(b)    If the Servicer remits Estimated QRSC Collections to the applicable General Subaccount of the applicable Collection Account for such Series less frequently than on each Servicer Business Day, then, in accordance with the Financing Credit Order, the Servicer shall credit Customers, not less frequently than semi-annually, with interest on the balance of such Estimated QRSC Collections, which interest will be calculated in accordance with the Initial Qualified Rate Order, provided that payment of such interest will be the sole financial responsibility of the Servicer and shall neither be considered an Operating Expense nor be paid out of the Collection Account or included in the calculation of True-Up Adjustments.

(c)    The Servicer agrees and acknowledges that it holds all QRSC Payments collected by it and any other proceeds for the Series Rate Stabilization Bond Collateral received by it in trust for the benefit of the Indenture Trustee and the Holders and that all such amounts will be remitted by the Servicer in accordance with this Section 6.10 without any surcharge, fee, offset, charge or other deduction except as set forth in clause (d) below. The Servicer further agrees not to make any claim to reduce its obligation to remit all QRSC Payments collected by it in accordance with this Agreement except as set forth in clause (d) below.

(d)    On or before each Reconciliation Date, the Servicer will reconcile Actual QRSC Collections with Estimated QRSC Collections in respect of each of the 12 Collection Periods beginning with the Collection Period that ended 15 months prior to such Reconciliation Date (or from the first Series Issuance Date, if less than 15 months have elapsed). The Servicer shall calculate the amount of any Remittance Shortfall or Excess Remittance for the first Collection Period of the immediately preceding Reconciliation Period, shall allocate such Remittance Shortfall or Excess Remittance to each outstanding Series ratably based on the Qualified Rate Stabilization Charges billed for such Series for such Reconciliation Period, and (A) if a Remittance Shortfall exists, the Servicer shall make a supplemental remittance, to the applicable General Subaccount of the applicable Collection Account for each Series within two (2) Servicer Business Days, or (B) if an Excess Remittance exists, the Servicer shall be entitled either (i) to reduce the amount of each Daily Remittance which the Servicer subsequently remits to the applicable General Subaccount of the applicable Collection Account for application to the amount of such Excess Remittance until the balance of such Excess Remittance has been reduced to zero, the amount of such reduction becoming the property of the Servicer or (ii) so long as such withdrawal would not cause the amounts on deposit in the applicable General Subaccount or the applicable Excess Funds Subaccount for any Series to be insufficient for the payment of the next installment of interest on the Rate Stabilization Bonds or principal due at maturity on the next Payment Date or upon acceleration on or before the next Payment Date, to be paid immediately from such General Subaccount or Excess Funds Subaccount such Series’ allocable share of the amount of such Excess Remittance, such payment becoming the property of the Servicer. If there is a Remittance Shortfall, the amount which the Servicer remits to the applicable General Subaccounts of the applicable Collection Accounts on the relevant date set forth above shall be increased by the amount of such Remittance Shortfall, provided that remittance of such increase will be the sole financial responsibility of the Servicer and shall neither be considered an Operating Expense nor be paid out of the Collection Account or included in the calculation of True-Up Adjustments.

(e)    Unless otherwise directed to do so by the Issuer, the Servicer shall be responsible for selecting Eligible Investments in which the funds in each Collection Account shall be invested pursuant to Section 8.03 of the Indenture.

SECTION 6.11.    Maintenance of Operations. Subject to Section 6.02, BGE agrees to continue to provide residential electric delivery service so long as it is acting as the Servicer under this Agreement.

ARTICLE VII
DEFAULT

SECTION 7.01.    Servicer Default. If any one or more of the following events (a “Servicer Default”) shall occur and be continuing:

(a)    any failure by the Servicer to remit to the Collection Account for any Series on behalf of the Issuer any required remittance that shall continue unremedied for a period of five (5) Business Days after written notice of such failure is received by the Servicer from the Issuer or the Indenture Trustee or after discovery of such failure by an officer of the Servicer; or

(b)    any failure on the part of the Servicer or, so long as the Servicer is BGE, any failure on the part of BGE, as the case may be, duly to observe or to perform in any material respect any covenants or agreements of the Servicer or BGE, as the case may be, set forth in this Agreement (other than as provided in clause (a) of this Section 7.01) or any other Basic Document to which it is a party, which failure shall (i) materially and adversely affect the rights of the Holders and (ii) continue unremedied for a period of sixty (60) days after the date on which (A) written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or BGE, as the case may be, by the Issuer (with a copy to the Indenture Trustee) or to the Servicer or BGE, as the case may be, by the Indenture Trustee or (B) such failure is discovered by an officer of the Servicer; or

(c)    any failure by the Servicer duly to perform its obligations under Section 4.01(b) of this Agreement in the time and manner set forth therein, which failure continues unremedied for a period of five (5) days; or

(d)    any representation or warranty made by the Servicer in this Agreement or any Basic Document shall prove to have been incorrect when made, which has a material adverse effect on the Holders and which material adverse effect continues unremedied for a period of sixty (60) days after the date on which (A) written notice thereof, requiring the same to be remedied, shall have been delivered to the Servicer (with a copy to the Indenture Trustee) by the Issuer or the Indenture Trustee or (B) such failure is discovered by an officer of the Servicer; or

(e)    an Insolvency Event occurs with respect to the Servicer or BGE;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee may, or shall upon the instruction of Holders evidencing not less than a majority of the Outstanding Amount of the Rate Stabilization Bonds of all Series, by notice then given in writing to the Servicer (and to the Indenture Trustee if given by the Holders) (a “Termination Notice”), terminate all the rights and obligations (other than the obligations set forth in Section 8.01 and the obligation under Section 7.02 to continue performing its functions as Servicer until a Successor Servicer is appointed) of the Servicer under this Agreement. In addition, upon a Servicer Default described in Section 7.01(a), the Holders and the Indenture Trustee as financing parties under the Rate Stabilization Law (or any of their representatives) shall be entitled to (i) apply to the Circuit Court of Baltimore City for sequestration and payment of revenues arising with respect to the Rate Stabilization Property, (ii) foreclose on or otherwise enforce the lien and security interests in any Rate Stabilization Property and (iii) apply to the PSC for an order that amounts arising from the Qualified Rate Stabilization Charges be transferred to a separate account for the benefit of the Secured Parties, in accordance with the Rate Stabilization Law. On or after the receipt by the Servicer of a Termination Notice, all authority and power of the Servicer under this Agreement, whether with respect to the Rate Stabilization Bonds, the Rate Stabilization Property, the Qualified Rate Stabilization Charges or otherwise, shall, without further action, pass to and be vested in such successor Servicer as may be appointed under Section 7.02; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Termination Notice, whether to complete the transfer of the Rate Stabilization Property Records and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Issuer and the Indenture Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the Successor Servicer for administration by it of all Rate Stabilization Property Records and all cash amounts that shall at the time be held by the predecessor Servicer for remittance, or shall thereafter be received by it with respect to the Rate Stabilization Property or the Qualified Rate Stabilization Charges. As soon as practicable after receipt by the Servicer of such Termination Notice, the Servicer shall deliver the Rate Stabilization Property Records to the Successor Servicer. In case a Successor Servicer is appointed as a result of a Servicer Default, all reasonable costs and expenses (including reasonable attorney’s fees and expenses) incurred in connection with transferring the Rate Stabilization Property Records to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 7.01 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Termination of BGE as Servicer shall not terminate BGE’s rights or obligations under the Sale Agreement (except rights thereunder deriving from its rights as the Servicer hereunder).

SECTION 7.02.    Appointment of Successor.

(a)    Upon the Servicer’s receipt of a Termination Notice pursuant to Section 7.01 or the Servicer’s resignation or removal in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, and shall be entitled to receive the requisite portion of the Servicing Fee, until a successor Servicer shall have assumed in writing the obligations of the Servicer hereunder as described below. In the event of the Servicer’s removal or resignation hereunder, the Indenture Trustee may at the written direction and with the consent of the Holders of at least a majority of the Outstanding Amount of the Rate Stabilization Bonds shall appoint a successor Servicer with the Issuer’s prior written consent thereto (which consent shall not be unreasonably withheld), and the Successor Servicer shall accept its appointment by a written assumption in form reasonably acceptable to the Issuer and the Indenture Trustee and provide prompt written notice of such assumption to the Issuer and the Rating Agencies. If within thirty (30) days after the delivery of the Termination Notice, a Successor Servicer shall not have been appointed, the Indenture Trustee may petition a court of competent jurisdiction to appoint a successor Servicer under this Agreement. A Person shall qualify as a Successor Servicer only if (i) such Person is permitted under PSC Regulations to perform the duties of the Servicer, (ii) the Rating Agency Condition shall have been satisfied and (iii) such Person enters into a servicing agreement with the Issuer having substantially the same provisions as this Agreement (as the Rate Stabilization Bond Servicer). In no event shall the Indenture Trustee be liable for its appointment of a Successor Servicer. The Indenture Trustee’s expenses incurred under this Section 7.02(a) shall be at the sole expense of the Issuer and payable from the Collection Accounts as provided in Section 8.02 of the Indenture.

(b)    Upon appointment, the Successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

SECTION 7.03.    Waiver of Past Defaults. The Holders evidencing not less than a majority of the Outstanding Amount of the Rate Stabilization Bonds of all Series may, on behalf of all Holders, direct the Indenture Trustee to waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to the Collection Account for any Series in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

SECTION 7.04.    Notice of Servicer Default. The Servicer shall deliver to the Issuer, the Indenture Trustee, the PSC and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 7.01.

SECTION 7.05.    Cooperation with Successor. The Servicer covenants and agrees with the Issuer that it will, on an ongoing basis, cooperate with the Successor Servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor Servicer in performing its obligations hereunder.

ARTICLE VIII
INDEMNIFICATION

SECTION 8.01.    Servicer’s Indemnification; Release of Claims.

(a)    The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken as the Servicer under this Agreement.

(b)    The Servicer shall indemnify the Issuer, the Indenture Trustee (for itself and for the benefit of the Holders), and the Independent Managers and each of their respective trustees, officers, directors, employees and agents (each, an “Indemnified Person”) for, and defend and hold harmless each such Indemnified Person from and against, any and all liabilities, obligations, losses, damages, payments and claims, and reasonable costs or expenses, of any kind whatsoever (collectively, “Losses”) imposed on, incurred by or asserted against any such Indemnified Person as a result of (i) the Servicer’s willful misconduct, bad faith or gross negligence in the performance of its duties or observance of its covenants under this Agreement or its reckless disregard of its obligations and duties under this Agreement, (ii) the Servicer’s breach of any of its representations and warranties contained in this Agreement, (iii) any litigation or related expenses relating to the Servicer’s status or obligations as Servicer (other than any proceeding the Servicer is required to institute under the Servicing Agreement) or (iv) any finding that interest payable to a Third-Party Collector with respect to disputed funds must be paid by the Issuer or from the Rate Stabilization Property, except to the extent of Losses either resulting from the willful misconduct, bad faith or gross negligence of such Indemnified Person seeking indemnification hereunder or resulting from a breach of a representation or warranty made by such Indemnified Person seeking indemnification hereunder in any of the Basic Documents that gives rise to the Servicer’s breach.

(c)    For purposes of Section 8.01(b), in the event of the termination of the rights and obligations of BGE (or any successor thereto pursuant to Section 6.02) as Servicer pursuant to Section 7.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 7.02.

(d)    Indemnification under this Section 8.01 shall survive any repeal of, modification of, or supplement to, or judicial invalidation of, the Rate Stabilization Law or any Qualified Rate Order and shall survive the resignation or removal of the Indenture Trustee or any Independent Manager or the termination of this Agreement and shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorney’s fees and expenses).

(e)    Except to the extent expressly provided in this Agreement or the other Basic Documents (including the Servicer’s claims with respect to the Servicing Fee, reimbursement for any Excess Remittance, reimbursement for costs incurred pursuant to Section 5.02(d) and the payment of the purchase price of Rate Stabilization Property), the Servicer hereby releases and discharges the Issuer, the Independent Managers, and the Indenture Trustee and each of their respective officers, directors and agents (collectively, the “Released Parties”) from any and all actions, claims and demands whatsoever, whenever arising, which the Servicer, in its capacity as Servicer or otherwise, shall or may have against any such Person relating to the Rate Stabilization Property or the Servicer’s activities with respect thereto other than any actions, claims and demands arising out of the willful misconduct, bad faith or gross negligence of the Released Parties.

(f)    Promptly after receipt by an Indemnified Person of notice (or, in the case of the Indenture Trustee, receipt of notice by a Responsible Officer only) of the commencement of any action, proceeding or investigation, such Indemnified Person shall, if a claim in respect thereof is to be made against the Servicer under this Section 8.01, notify the Servicer in writing of the commencement thereof. Failure by an Indemnified Person to so notify the Servicer shall relieve the Servicer from the obligation to indemnify and hold harmless such Indemnified Person under this Section 8.01 only to the extent that the Servicer suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this Section 8.01, the Servicer shall be entitled to conduct and control, at its expense and with counsel of its choosing that is reasonably satisfactory to such Indemnified Person, the defense of any such action, proceeding or investigation (in which case the Servicer shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person except as set forth below); provided that the Indemnified Person shall have the right to participate in such action, proceeding or investigation through counsel chosen by it and at its own expense. Notwithstanding the Servicer’s election to assume the defense of any action, proceeding or investigation, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Servicer shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the defendants in any such action include both the Indemnified Person and the Servicer and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Servicer, (ii) the Servicer shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action, (iii) the Servicer shall authorize the Indemnified Person to employ separate counsel at the expense of the Servicer or (iv) in the case of the Indenture Trustee, such action exposes the Indenture Trustee to a material risk of criminal liability or forfeiture or a Servicer Default has occurred and is continuing. Notwithstanding the foregoing, the Servicer shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the Indemnified Persons other than one local counsel, if appropriate.

ARTICLE IX
MISCELLANEOUS PROVISIONS

SECTION 9.01.    Amendment.

(a)    This Agreement may be amended in writing by the Servicer and the Issuer with the prior written consent of the Indenture Trustee and the satisfaction of the Rating Agency Condition. Promptly after the execution of any such amendment or consent, the Issuer shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies.

Prior to the execution of any amendment to this Agreement, the Issuer and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel of external counsel stating that such amendment is authorized or permitted by this Agreement and upon the Opinion of Counsel from external counsel referred to in Section 3.01(c)(i). The Issuer and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects their own rights, duties, indemnities or immunities under this Agreement or otherwise.

(b)    Notwithstanding Section 9.01(a) or anything to the contrary in this Agreement, the Servicer and the Issuer may amend Annex I to this Agreement in writing with prior written notice given to the Indenture Trustee and the Rating Agencies, but without the consent of the Indenture Trustee, any Rating Agency or any Holder, solely to address changes to the Servicer’s method of calculating QRSC Payments as a result of changes to the Servicer’s current computerized customer information system, including changes which would replace the remittances of Estimated QRSC Collections contemplated by the estimation procedures set forth in Annex I with remittances of Actual QRSC Collections determined to have been actually received; provided that any such amendment shall not have a material adverse effect on the Holders of then Outstanding Rate Stabilization Bonds.

(c)    If the PSC adopts a rule or regulation the effect of which is to modify or supplement any provision of this Agreement related to the TPC Credit Requirements and the TPC Deposit Requirements, this Agreement will be deemed so modified or supplemented on the effective date of such rule or regulation in the manner necessary to comply therewith without the necessity of any further action by any party hereto; provided that (i) the Rating Agency Condition has been satisfied, (ii) the Servicer shall have notified the Issuer and the Indenture Trustee of such modification or supplement and delivered an Opinion of Counsel as described in the second paragraph of Section 9.01(a) and (iii) neither the Issuer nor the Indenture Trustee shall be bound by any such modification to the extent it affects their own rights, duties, indemnities or immunities under this Agreement or otherwise.

SECTION 9.02.    Maintenance of Accounts and Records.

(a)    The Servicer shall maintain accounts and records as to the Rate Stabilization Property accurately and in accordance with its standard accounting procedures and in sufficient detail to permit reconciliation between Actual QRSC Collections received by the Servicer and Estimated QRSC Collections from time to time deposited in the Collection Accounts.

(b)    The Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours, upon reasonable notice to the Servicer and to the extent it does not unreasonably interfere with the Servicer’s normal operations, to inspect, audit and make copies of and abstracts from the Servicer’s records regarding the Rate Stabilization Property and the Qualified Rate Stabilization Charges. Nothing in this Section 9.02(b) shall affect the obligation of the Servicer to observe any applicable Requirements of Law prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 9.02(b).

SECTION 9.03.    Notices. Unless otherwise specifically provided herein, all demands, notices and communications upon or to the Servicer, the Issuer, the Indenture Trustee or the Rating Agencies under this Agreement shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented delivery service or, to the extent receipt is confirmed telephonically, sent by telecopy or other form of electronic transmission:

(a)    in the case of the Servicer, to Baltimore Gas and Electric Company, at 110 W. Fayette Street, Baltimore, Maryland 21201-3708, Attention: _________, Telephone: ______, Facsimile: _______;

(b)    in the case of the Issuer, to RSB BondCo LLC at [_______________-, _________, Delaware _____], Attention: _____, Telephone: ______, Facsimile: ______;

(c)    in the case of the Indenture Trustee, to the Corporate Trust Office;

(d)    in the case of the PSC, to ________, Baltimore, Maryland 21202, Attention: _______, Telephone: ________, Facsimile: ________;

(e)    in the case of Moody’s, to Moody’s Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, Telephone: (212) 553-3686, Facsimile: (212) 553-0573;

(f)    in the case of Standard & Poor’s, to Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, 41st Floor, New York, New York 10041, Attention: Asset Backed Surveillance Department, Telephone: (212) 438-2000, Facsimile: (212) 438-2665;

(g)    in the case of Fitch, to Fitch Ratings, One State Street Plaza, New York, NY 10004, Attention: ABS Surveillance, Telephone: (212) 908-0500, Facsimile: (212) 908-0355; or

(h)    as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

SECTION 9.04.    Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 6.02 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Servicer.

SECTION 9.05.    Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Servicer and the Issuer and, to the extent provided herein or in the Basic Documents, Customers, the Indenture Trustee and the Holders, and the other Persons expressly referred to herein, and such Persons shall have the right to enforce the relevant provisions of this Agreement. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Rate Stabilization Property or Rate Stabilization Bond Collateral or under or in respect of this Agreement or any covenants, conditions or provisions contained herein. Notwithstanding anything to the contrary contained herein, for the avoidance of doubt, any right, remedy or claim to which any Customer may be entitled pursuant to the Applicable Qualified Rate Order and to this Agreement may be asserted or exercised only by the PSC (or by the Attorney General of the State of Maryland in the name of the PSC) for the benefit of such Customer.

SECTION 9.06.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such a construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 9.07.    Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 9.08.    Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 9.09.    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE

STATE OF MARYLAND, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 9.10.    Assignment to Indenture Trustee. (a) The Servicer hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee for the benefit of the Secured Parties pursuant to the Indenture of any or all of the Issuer’s rights hereunder and (b) in no event shall the Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates delivered pursuant hereto, as to all of which any recourse shall be had solely to the assets of the Issuer subject to the availability of funds therefor under Section 8.02 of the Indenture.

SECTION 9.11.    Nonpetition Covenants. Notwithstanding any prior termination of this Agreement or the Indenture, the Servicer, solely in its capacity as a creditor of the Issuer, shall not, prior to the date which is one year and one day after the satisfaction and discharge of the Indenture, acquiesce, petition or otherwise invoke or cause the Issuer to invoke or join with any Person in invoking the process of any court or Governmental Authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer or ordering the dissolution, winding up or liquidation of the affairs of the Issuer.

SECTION 9.12.    Limitation of Liability. It is expressly understood and agreed by the parties hereto that this Agreement is executed and delivered by the Indenture Trustee, not individually or personally but solely as Indenture Trustee in the exercise of the powers and authority conferred and vested in it, and that the Indenture Trustee, in acting hereunder, is entitled to all rights, benefits, protections, immunities and indemnities accorded to it under the Indenture.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

RSB BONDCO LLC, as Issuer

By: ________________________________ Name: Title:

BALTIMORE GAS AND ELECTRIC COMPANY, as Servicer

By: ________________________________ Name: Title:

ACKNOWLEDGED AND ACCEPTED:
__________, as Indenture Trustee
By: ______________________________ Name: Title:

Signature Page to
Rate Stabilization Property Servicing Agreement

EXHIBIT A

MONTHLY SERVICER’S CERTIFICATE

See Attached.

EXHIBIT A
1

EXHIBIT A

TO RATE STABILIZATION PROPERTY

SERVICING AGREEMENT

FORM OF MONTHLY SERVICER’S CERTIFICATE
(TO BE DELIVERED EACH MONTH PURSUANT TO SECTION 3.01(b)(i)
OF THE SERIES [ ] RATE STABILIZATION PROPERTY SERVICING AGREEMENT)

RSB BONDCO LLC,
Series [         ] Bonds

Baltimore Gas and Electric Company, as Servicer

Pursuant to the Series [         ] Rate Stabilization Property Servicing Agreement dated as of __________, 2007 (the “Series [         ] Rate Stabilization Property Servicing Agreement”) between Baltimore Gas and Electric Company, as Servicer, and RSB BondCo LLC, as Issuer, the Servicer does hereby certify as follows:

SERIES [         ] COLLECTION PERIOD: ________

Customer Class	a. Series [ ] Qualified Rate Stabilization Charge in Effect	b. Series [ ] Billed QRSCs	c. Series [ ] Estimated QRSC Collections	d. Series [ ] QRSC Collections Remitted to Trustee
Residential Service	__ cents/kWh

Capitalized terms used herein have their respective meanings set forth in the Series [ ] Rate Stabilization Property Servicing Agreement.

In WITNESS HEREOF, the undersigned has duly executed and delivered this Monthly Servicer’s Certificate this [    ]th day of _____, ______.

BALTIMORE GAS AND ELECTRIC COMPANY,
as Servicer

By ________________________
Title:

2

EXHIBIT B

CERTIFICATE OF COMPLIANCE

The undersigned hereby certifies that he/she is the duly elected and acting [__________] of [NAME OF SERVICER], as servicer (the “Servicer”) under the Rate Stabilization Property Servicing Agreement dated as of ______ __, 2007 (the “Servicing Agreement”) between the Servicer and RSB BondCo LLC (the “Issuer”) and further that:

1. A review of the activities of the Servicer and of its performance under the Servicing Agreement during the twelve months ended [________], [       ] has been made under the supervision of the undersigned pursuant to Section 3.03 of the Servicing Agreement; and

2. To the best of the undersigned’s knowledge, based on such review, the Servicer has fulfilled all of its obligations in all material respects under the Servicing Agreement throughout the twelve months ended [________],[ _____], except as set forth on Annex A hereto.

Executed as of this ______________ day of _________________, ____.

[NAME OF SERVICER]

By: ________________________________ Name: Title:

EXHIBIT B
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ANNEX A
TO CERTIFICATE OF COMPLIANCE

LIST OF SERVICER DEFAULTS

The following Servicer Defaults, or events which with the giving of notice, the lapse of time, or both, would become Servicer Defaults known to the undersigned occurred during the year ended [__________]:

Nature of Default	Status

EXHIBIT B
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EXHIBIT C

SERVICER’S CERTIFICATE

The undersigned hereby certifies that he/she is the duly elected and acting [__________] of [BALTIMORE GAS AND ELECTRIC COMPANY], as servicer (the “Servicer”) under the Rate Stabilization Property Servicing Agreement dated as of ______ __, 2007 (the “Servicing Agreement”) between the Servicer and RSB BondCo LLC (the “Issuer”) and further that:

1.    The undersigned is responsible for assessing the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”).

2.     With respect to each of the Servicing Criteria, the undersigned has made the following assessment of the Servicing Criteria in accordance with Item 1122(d) of Regulation AB, with such discussion regarding the performance of such Servicing Criteria during the fiscal year covered by the Sponsor’s annual report on Form 10-K Report (such fiscal year, the “Assessment Period”):

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Applicable; assessment below.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Not applicable; no servicing activities were outsourced.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for pool assets are maintained.	Not applicable; documents do not provide for a back-up servicer.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
Not applicable; Qualified Rate Order imposes credit standards on Third-Party Collectors who handle customer collections and govern performance

EXHIBIT C
1

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
requirements of utilities.
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
Applicable; assessment below.
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Applicable; assessment below.
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
Applicable, but no current assessment required; no advances by the Servicer are permitted under the transaction agreements.
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
Applicable, but no current assessment is required since transaction accounts are maintained by and in the name of the Indenture Trustee.
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
Applicable, but no current assessment required; all “custodial accounts” are maintained by the Indenture Trustee.
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Not applicable; all transfers made by wire transfer.
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain
Applicable; assessment below.

EXHIBIT C
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	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.
Applicable; assessment below.
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Applicable; assessment below.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	Applicable
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Applicable; assessment below.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related documents.	Applicable; assessment below.
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	Applicable; assessment below.
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Not applicable; no removals or substitutions of Rate Stabilization Property are contemplated or allowed under the transaction

EXHIBIT C
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	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
documents.
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related transaction agreements.
Applicable; assessment below.
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	Not applicable; because underlying obligation (Qualified Rate Stabilization Charge) is not an interest bearing instrument
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
Applicable; assessment below
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
Applicable; assessment below.
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period any pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

Applicable, but does not require assessment since no explicit documentation requirement with respect to delinquent accounts are imposed under the transactional documents due to availability of “true-up” mechanism.

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	Not applicable; Qualified Rate Stabilization Charges are not interest bearing instruments.

EXHIBIT C
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	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
Applicable; Servicer maintains TPC deposit accounts in accordance with PSC rules and regulations.
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
Not applicable; Servicer does not make payments on behalf of obligors.
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
Not applicable; servicer cannot make advances of its own funds on behalf of customers under the transaction documents.
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
Not applicable; servicer cannot make advances of its own funds on behalf of customers to pay principal or interest on the bonds.
1122(d)(4)(xiv)	Delinquencies, Charge-Offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Applicable; assessment below.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	Not applicable; no external enhancement is required under the transaction documents.

3.    To the best of the undersigned’s knowledge, based on such review, the Servicer is in compliance in all material respects with the applicable servicing criteria set forth

EXHIBIT C
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above as of and for the period ending the end of the fiscal year covered by the Sponsor’s annual report on Form 10-K. [If not true, include description of any material instance of noncompliance.]

Executed as of this ______________ day of _________________, ____.

BALTIMORE GAS AND ELECTRIC COMPANY
By: ________________________________ Name: Title:

EXHIBIT C
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SCHEDULE 4.01(a)

EXPECTED AMORTIZATION SCHEDULE

See Attached.

SCHEDULE 4.01(a)
1

ANNEX I

The Servicer agrees to comply with the following servicing procedures:

SECTION 1.  DEFINITIONS.

(a)   Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Rate Stabilization Property Servicing Agreement (the “Agreement”).

(b)   Whenever used in this Annex I, the following words and phrases shall have the following meanings:

“Applicable MDMA” means with respect to each Customer, the meter data management agent providing meter reading services for that Customer’s account.

“Billed QRSCs” means the amounts of Qualified Rate Stabilization Charges billed by the Servicer, whether billed directly to Customers by the Servicer or indirectly through Third-Party Collectors.

“Servicer Policies and Practices” means, with respect to the Servicer’s duties under this Annex I, the policies and practices of the Servicer applicable to such duties that the Servicer follows with respect to comparable assets that it services for itself and, if applicable, others.

SECTION 2.  DATA ACQUISITION.

(a)   Installation and Maintenance of Meters. Except to the extent that a Third-Party Collector is responsible for such services, the Servicer shall cause to be installed, replaced and maintained meters in such places and in such condition as will enable the Servicer to obtain usage measurements for each Customer at least once every Billing Period. To the extent a Third-Party Collector is responsible for such services, but not performing such services, the Servicer shall take all reasonably necessary actions to obtain usage measurements for each Customer at least once every Billing Period.

(b)   Meter Reading. At least once each Billing Period, the Servicer shall obtain usage measurements from the Applicable MDMA for each Customer; provided, however, that the Servicer may estimate any Customer’s usage determined in accordance with applicable PSC Regulations.

(c)   Cost of Metering. The Issuer shall not be obligated to pay any costs associated with the routine metering duties set forth in this Section 2, including the costs of installing, replacing and maintaining meters, nor shall the Issuer be entitled to any credit against the Servicing Fee for any cost savings realized by the Servicer or any Third-Party Collector as a result of new metering and/or billing technologies.

ANNEX I
1

(d)   PJM.  The Servicer shall take all reasonable actions available under PSC Regulations or other rules or regulations to obtain timely information from PJM, if any, which is necessary for the Servicer to fulfill its obligations under the Servicing Agreement.

SECTION 3.  USAGE AND BILL CALCULATION.

The Servicer (a) shall obtain a calculation of each Customer’s usage (which may be based on data obtained from such Customer’s meter read or on usage estimates determined in accordance with applicable PSC Regulations) at least once each Billing Period; and (b) shall either (i) determine therefrom each Customer’s individual Qualified Rate Stabilization Charges to be included on Bills issued by it to such Customer or to the Applicable Third-Party Collector responsible for billing such Customer, or (ii) where the Applicable Third-Party Collector is responsible for billing the Customers, allow the Applicable Third-Party Collector, rather than the Servicer, to determine such Customers’ individual Qualified Rate Stabilization Charges to be included on such Customers’ Bills based on billing factors provided by the Servicer, and, in such case, the Servicer shall deliver to the Applicable Third-Party Collector such billing factors as are necessary for the Applicable Third-Party Collector to calculate such Customers’ respective Qualified Rate Stabilization Charges as such charges may change from time to time pursuant to the True-Up Adjustments.

SECTION 4.  BILLING.

The Servicer shall implement the Qualified Rate Stabilization Charges as of the Closing Date and shall thereafter bill each Customer or, with respect to Customers billed by a Third-Party Collector, the Applicable Third-Party Collector, for the respective Customer’s outstanding current and past due Qualified Rate Stabilization Charges accruing through the date on which such Qualified Rate Stabilization Charges may no longer be billed under the Tariff, all in accordance with the following:

(a)   Frequency of Bills; Billing Practices.  In accordance with the Servicer’s then-existing Servicer Policies and Practices for its own charges, as such Servicer Policies and Practices may be modified from time to time, the Servicer shall generate and issue a Bill to each Customer, or, where the Applicable Third-Party Collector is responsible for billing the Customers, to the Applicable Third-Party Collector, for such Customers’ Qualified Rate Stabilization Charges once every applicable Billing Period, at the same time, with the same frequency and on the same Bill as that containing the Servicer’s own charges to such Customers or Third-Party Collectors, as the case may be. In the event that the Servicer makes any material modification to these practices, it shall notify the Issuer, the Indenture Trustee, and the Rating Agencies prior to the effectiveness of any such modification; provided, however, that the Servicer may not make any modification that will materially adversely affect the Holders.

(b)   Format.

(i)    Each Bill issued by the Servicer shall contain the charge corresponding to the respective Qualified Rate Stabilization Charges owed by such Customer for the applicable Billing Period. The Qualified Rate Stabilization Charges shall be separately identified as owned by the Issuer. Unless prohibited by applicable Requirements of Law, the Servicer shall use

ANNEX I
2

reasonable efforts to cause each Applicable Third-Party Collector to provide Customers with the annual notice required by Section 4.01(c)(iii)(B) of the Servicing Agreement.

(ii)    Where a Third-Party Collector is responsible for billing the Customers, the Servicer shall deliver to the Applicable Third-Party Collector itemized charges for such Customer setting forth such Customers’ Qualified Rate Stabilization Charges.

(iii)    The Servicer shall conform to such requirements in respect of the format, structure and text of Bills delivered to Customers and Third-Party Collectors in accordance with any applicable Requirements of Law. To the extent that Bill format, structure and text are not prescribed by applicable Requirements of Law, the Servicer shall, subject to clauses (i) and (ii) above, determine the format, structure and text of all Bills in accordance with its reasonable business judgment, its Servicer Policies and Practices with respect to its own charges and prevailing industry standards.

(c)   Delivery.  The Servicer shall deliver all Bills issued by it (i) by United States mail in such class or classes as are consistent with the Servicer Policies and Practices followed by the Servicer with respect to its own charges to its customers or (ii) by any other means, whether electronic or otherwise, that the Servicer may from time to time use to present its own charges to its customers. Where a Third-Party Collector is responsible for billing the Customers, the Servicer shall deliver all Bills to the Applicable Third-Party Collector by such means as are prescribed by applicable PSC Regulations, or if not prescribed by applicable PSC Regulations, by such means as are mutually agreed upon by the Servicer and the Applicable Third-Party Collector and are consistent with PSC Regulations. The Servicer or each Third-Party Collector, as applicable, shall pay from its own funds all costs of issuance and delivery of all Bills, including but not limited to printing and postage costs as the same may increase or decrease from time to time.

SECTION 5.  CUSTOMER SERVICE FUNCTIONS.

The Servicer shall handle all Customer inquiries and other Customer service matters according to the same procedures it uses to service Customers with respect to its own charges.

SECTION 6.  COLLECTIONS; PAYMENT PROCESSING; REMITTANCE.

(a)   Collection Efforts, Policies, Procedures.

(i)    The Servicer shall use reasonable efforts to collect all Billed QRSCs from Customers and Third-Party Collectors as and when the same become due and shall follow such collection procedures as it follows with respect to comparable assets that it services for itself or others, including with respect to the following:

(A)	The Servicer shall prepare and deliver overdue notices to Customers and Third-Party Collectors in accordance with applicable PSC Regulations and Servicer Policies and Practices.

ANNEX I
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(B)	The Servicer shall apply late payment charges to outstanding Customer and Third-Party Collector balances in accordance with applicable PSC Regulations and as required by the Qualified Rate Order.

(C)
In circumstances where the Servicer bills Customers directly, the Servicer shall deliver oral and written final notices of delinquency and possible disconnection in accordance with applicable PSC Regulations and Servicer Policies and Practices.

(D)
The Servicer shall adhere to and carry out disconnection policies and termination of Third-Party Collector billing in accordance with applicable Requirements of Law and the Servicer Policies and Practices.

(E)
The Servicer may employ the assistance of collection agents to collect any past-due Qualified Rate Stabilization Charges in accordance with applicable Requirements of Law and Servicer Policies and Practices.

(F)
The Servicer shall apply Customer and Third-Party Collector deposits to the payment of delinquent accounts in accordance with applicable PSC Regulations and Servicer Policies and Practices and according to the priorities set forth in Section 6(b)(ii), (iii), (iv) and (v) of this Annex I.

(ii)   The Servicer shall not waive any late payment charge or any other fee or charge relating to delinquent payments, if any, or waive, vary or modify any terms of payment of any amounts payable by a Customer, in each case unless such waiver or action: (A) would be in accordance with the Servicer’s customary practices or those of any successor Servicer with respect to comparable assets that it services for itself and for others; (B) would not materially adversely affect the rights of the Holders; and (C) would comply with applicable Requirements of Law; provided, however, that notwithstanding anything in the Agreement or this Annex I to the contrary, the Servicer is authorized to write off any Billed QRSCs, in accordance with its Servicer Policies and Practices.

(iii)   The Servicer shall accept payment from Customers in respect of Billed QRSCs in such forms and methods and at such times and places as it accepts for payment of its own charges. The Servicer shall accept payment from Third-Party Collectors in respect of Billed QRSCs in such forms and methods and at such times and places as the Servicer and each Third-Party Collector shall mutually agree in accordance with any applicable Requirements of Law.

(b)   Payment Processing; Allocation; Priority of Payments.

(i)    The Servicer shall post all payments received to Customer accounts as promptly as practicable, and, in any event, substantially all payments shall be posted no later than three (3) Business Days after receipt.

(ii)    Subject to clause (iii) below, the Servicer shall apply payments received to each Customer’s or each Applicable Third-Party Collector’s account in proportion to the charges contained on the outstanding Bill to such Customer or Applicable Third-Party Collector.

ANNEX I
4

(iii)   Any amounts collected by the Servicer that represent partial payments of the total Bill shall be allocated to gas and electric charges in accordance with applicable PSC Regulations.

(iv)   With respect to partial payments of the Electric Bill, such partial payments shall be allocated ratably, based on the amount owed for Billed QRSCs and other fees and charges, other than late charges, owed to the Servicer, and then to late charges. If more than one Series of Rate Stabilization Bonds is outstanding, the Servicer shall allocate amounts owed to the Issuer ratably based on the total amount of Qualified Rate Stabilization Charges on such bill which were billed in respect of each such Series.

(v)   The Servicer shall hold all over-payments for the benefit of the Issuer and BGE and shall apply such funds to future Bill charges in accordance with clauses (ii) and (iii) as such charges become due.

(vi)   For Customers on a Budget Billing Plan, the Servicer shall treat payments received from such Customers as if such Customers had been billed for their respective Qualified Rate Stabilization Charges in the absence of the Budget Billing Plan; partial payment of a Budget Billing Plan payment shall be allocated according to clause (iv) and overpayment of a Budget Billing Plan payment shall be allocated according to clause (v).

(c)   Accounts; Records.

The Servicer shall maintain accounts and records as to the Rate Stabilization Property accurately and in accordance with its standard accounting procedures and in sufficient detail (i) to permit reconciliation between payments or recoveries with respect to the Rate Stabilization Property and the amounts from time to time remitted to the Collection Accounts in respect of the Rate Stabilization Property and (ii) to permit the QRSC Payments held by the Servicer to be accounted for separately from the funds with which they may be commingled, so that the dollar amounts of QRSC Payments commingled with the Servicer’s funds may be properly identified and traced.

(d)   Investment of QRSC Payments Received.

Prior to each Daily Remittance, the Servicer may invest QRSC Payments received at its own risk and (except as required by applicable PSC Regulations) for its own benefit. So long as the Servicer complies with its obligations under Section 6(c), neither such investments nor such funds shall be required to be segregated from the other investments and funds of the Servicer.

(e)   Calculation Updates.

(i)    Annually, on or before ______ of each year, beginning on _____, 2008, the Servicer shall update the Collections Curve and the Charge-Off percentage in order to be able to calculate the Periodic Billing Requirement and to calculate any change in the Daily Remittances.

ANNEX I
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(ii)   The Servicer and the Issuer acknowledge that, as contemplated in Section 9.01(b) of the Agreement, the Servicer may make certain changes to its current computerized customer information system, which changes, when functional, would affect the Servicer’s method of calculating the Estimated QRSC Collections or Actual QRSC Collections during each Collection Period. Should these changes to the computerized customer information system become functional during the term of the Agreement, the Servicer and the Issuer agree that they shall review the procedures used to calculate the Estimated QRSC Collections and Actual QRSC Collections in light of the capabilities of such new system and shall amend this Annex I in writing to make such modifications and/or substitutions to such procedures as may be appropriate in the interests of efficiency, accuracy, cost and/or system capabilities; provided, however, that the Servicer may not make any modification or substitution that will materially adversely affect the Holders. As soon as practicable, and in no event later than sixty (60) Business Days after the date on which all Customer accounts are being billed under such new system, the Servicer shall notify the Issuer, the Indenture Trustee and the Rating Agencies of the same.

(iii) All calculations of collections, each update of the Collections Curve or Charge-Off percentage and any changes in procedures used to calculate the Estimated QRSC Collections or Actual QRSC Collections pursuant to this Section 6(e) shall be made in good faith, and in the case of any update pursuant to clause (i) above or any change in procedures pursuant to clause (ii) above, in a manner reasonably intended to provide estimates and calculations that are at least as accurate as those that would be provided on the Closing Date utilizing the initial procedures.

(f)   Remittances.

(i)    The Issuer shall cause to be established the Collection Accounts in the name of the Indenture Trustee in accordance with the Indenture.

(ii)   The Servicer shall make remittances to the Collection Accounts in accordance with Section 6.10 of the Agreement.

(iii)   In the event of any change of account or change of institution affecting any Collection Account, the Issuer shall provide written notice thereof to the Servicer not later than five (5) Business Days from the effective date of such change.

ANNEX I
6